UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021

CODEX DNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40497	45-1216839
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9535 Waples Street, Suite 100
San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 228-4115
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DNAY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 9, 2021, Codex DNA, Inc. (the “Company” or “Codex”) entered into a Share Purchase Agreement (the “Purchase Agreement”), with the stockholders of EtonBio Inc., a California corporation (“Eton”), pursuant to which, and on the terms and subject to the conditions thereof, among other things, Codex agreed to purchase all of the outstanding shares capital stock of Eton. The total purchase price is approximately $13 million, to be funded with Codex’s existing cash on hand. The Board of Directors of Codex and Eton each unanimously approved the transaction and the transaction is not subject to a financing condition.

The Purchase Agreement includes representations, warranties and covenants of the parties that are customary for a transaction of this nature. The Purchase Agreement also contains certain indemnification obligations with respect to breaches of representations and warranties and certain other specified matters. The closing of the Purchase Agreement is expected to occur on or about November 18, 2021, subject to customary closing conditions, including, among others, the repayment of certain debt owed by Eton and the execution of certain agreements for the lease of real property by Eton.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement which is attached to this Current Report on Form 8-K as Exhibit 2.1 and incorporated herein by reference.

Also on November 9, 2021, Codex issued a press release announcing the transaction (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Condition.

On November 9, 2021, the Company issued a press release (the “Earnings Release”) announcing results for the quarter ended September 30, 2021. A copy of the Earnings Release is attached as Exhibit 99.2 to this current report on Form 8-K and is incorporated by reference herein.

The information under Item 2.02 in this current report on Form 8-K and the related information in the Earnings Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
2.1	Share Purchase Agreement among Codex DNA, Inc. and the stockholders of Eton Bioscience Inc. dated November 9, 2021
99.1	Press Release dated November 9, 2021
99.2	Press Release dated November 9, 2021
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODEX DNA, INC.

Date: November 9, 2021	By: /s/ Jennifer McNealey
Name: Jennifer McNealey
Title: Chief Financial Officer